Exhibit 16.1

Grant Thornton
Accountants and Business Advisors

May 12, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

            Re:  Refac Optical Group.
      File No. 001-12776

Dear Sir:

We have read Item 4.01 of Form 8-K of Refac Optical Group dated May 10, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

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New York, NY 10017-4057
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Grant Thornton LLP
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